Exhibit 99.1

Motorsport Games Reports First Quarter 2024 Financial Results

MIAMI, Florida – May 7, 2024 — Motorsport Games Inc. (NASDAQ: MSGM) (“Motorsport Games” or the “Company”) today reported financial results for its first quarter ended March 31, 2024. The Company has also posted the first quarter 2024 earnings slides highlighting key milestones that occurred in the period, which are accessible on the Company’s investor relations website.

“The first quarter of 2024 marked a significant milestone in the company’s rejuvenation with the release of the first game developed solely by Studio 397, Le Mans Ultimate, to recognizably positive reviews,” commented Stephen Hood, President and Chief Executive Officer of Motorsport Games. “Thanks to the hard work of our talented development team, marketing staff and our partners at the Automobile Club de l’Ouest, we believe Le Mans Ultimate has strong potential with a passionate fanbase and an innovative game experience that we plan to build upon in future updates.”

“We are still pursuing our efforts to reduce costs and increase focus, notably with the sale announced last week of Traxion, our prior motorsport and racing games community content platform,” continued Hood. “Our goal is to combine these efforts with exploring new marketing and revenue opportunities with Le Mans Ultimate to further our business objectives.”

First Quarter 2024 Business Update

●	Launched Le Mans Ultimate in Early Access on PC to recognizably positive user ratings on Steam with approximately 79,000 units sold in Q1 2024.
●	Revenue increased to $3.0 million in Q1 2024, up by $1.3 million compared to Q1 2023, with a gross profit margin of 78.0% compared to 27.8% in the prior year period.
●	Net loss decreased to $1.7 million in Q1 2024 compared to a net loss of $5.3 million in Q1 2023, an improvement of 68.0%.
●	Net loss attributable to Class A common stock was $0.60 per share in Q1 2024, compared to $2.33 in Q1 2023.
●	Executed BTCC Settlement Agreement and entered into new BTCC License Agreement.

Financial Results for the Three Months Ended March 31, 2024

Revenue for the first quarter of 2024 was $3.0 million compared to $1.7 million for the same period in the prior year, an increase of $1.3 million, or 75.2%. Gross profit was $2.4 million compared to $0.5 million for the same period in the prior year, an increase of $1.9 million, while gross profit margin increased to 78.0% from 27.8%.

Net loss for the first quarter of 2024 was $1.7 million, compared to a net loss of $5.3 million for the same period in the prior year, an improvement of $3.6 million. The decrease in net loss was primarily driven by higher gross profit and lower operating expenses. Net loss attributable to Class A common stock was $0.60 per share for the first quarter of 2024, compared to $2.33 for the same period in the prior year.

Adjusted EBITDA loss(1) for the first quarter of 2024 was $0.4 million, compared to an Adjusted EBITDA loss(1) of $4.3 million for the same period in the prior year. The decrease in Adjusted EBITDA loss(1) of $3.9 million was primarily due to the same factors driving the previously discussed change in net loss for the first quarter of 2024 when compared to the same period in the prior year, as well as a decrease in stock-based compensation compared to the prior year period.

The following table provides a reconciliation from net loss to Adjusted EBITDA loss(1) for the first quarter of 2024 and 2023, respectively:

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Net loss	$(1,683,398)	$(5,259,192)
Interest expense	30,882	199,120
Depreciation and amortization	601,946	502,357
EBITDA	(1,050,570)	(4,557,715)
Acquisition-related expenses	624,933	53,750
Stock-based compensation	68,191	249,233
Adjusted EBITDA	$(357,446)	$(4,254,732)

Cash Flow and Liquidity

As of March 31, 2024, the Company had cash and cash equivalents of approximately $1.3 million. During the three months ended March 31, 2024, the Company had negative cash flows from operations of approximately $0.8 million, representing an average monthly net cash burn from operations of approximately $0.3 million. While it has taken measures to reduce its costs, the Company expects to continue to have a net cash outflow from operations for the foreseeable future as it continues to develop its product portfolio and invest in developing new video game titles.

As of April 30, 2024, the Company’s cash and cash equivalents was $1.3 million. Based on this cash and cash equivalents position, and the Company’s average cash burn, the Company does not believe it has sufficient cash on hand to fund its operations over the next year and that additional funding will be required in order to continue operations. In order to address its liquidity short fall, the Company is actively exploring several options, including, but not limited to: i) additional funding in the form of potential equity and/or debt financing arrangements or similar transactions; ii) other strategic alternatives for its business, including, but not limited to, the sale or licensing of the Company’s assets in addition to its recent sales of its NASCAR license and Traxion; and iii) further cost reduction and restructuring initiatives.

There can be no assurances that the Company will be able to secure additional liquidity through the means referenced above, nor can there be any assurances that the Company can sufficiently reduce costs and restructure its business to sufficiently lower its cash burn to sustainable levels and therefore meet its ongoing cash requirements. Further, other factors can impact the Company’s liquidity position, including, but not limited to, the Company’s level of sales and expenditures, as well as accounts receivable, sales allowances, and accrued expenses. For additional information regarding the Company’s liquidity, see the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024 to be filed with the Securities and Exchange Commission (the “SEC”).

(1)Use of Non-GAAP Financial Measures

Adjusted EBITDA (the “Non-GAAP Measure”) is not a financial measure defined by U.S. generally accepted accounting principles (“U.S. GAAP”). Reconciliations of the Non-GAAP Measure to net loss, its most directly comparable financial measure, calculated and presented in accordance with U.S. GAAP, are presented in the tables above.

Adjusted EBITDA, a measure used by management to assess the Company’s operating performance, is defined as EBITDA, which is net loss plus interest expense, depreciation and amortization, less income tax benefit (if any), adjusted to exclude: (i) acquisition-related expenses; and (ii) stock-based compensation expenses.

The Company uses the Non-GAAP Measure to manage its business and evaluate its financial performance, as Adjusted EBITDA eliminates items that affect comparability between periods that the Company believes are not representative of its core ongoing operating business. Additionally, management believes that using the Non-GAAP Measure is useful to its investors because it enhances investors’ understanding and assessment of the Company’s normalized operating performance and facilitates comparisons to prior periods and its competitors’ results (who may define Adjusted EBITDA differently).

The Non-GAAP Measure is not a recognized term under U.S. GAAP and does not purport to be an alternative to revenue, income/loss from operations, net (loss) income, or cash flows from operations or as a measure of liquidity or any other performance measure derived in accordance with U.S. GAAP. Additionally, the Non-GAAP Measure is not intended to be a measure of free cash flows available for management’s discretionary use, as it does not consider certain cash requirements, such as interest payments, tax payments, working capital requirements and debt service requirements. The Non-GAAP Measure has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for the Company’s results as reported under U.S. GAAP. Management compensates for the limitations of using the Non-GAAP Measure by using it to supplement U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the business than would be presented by using only measures in accordance with U.S. GAAP. Because not all companies use identical calculations, the Non-GAAP Measure may not be comparable to other similarly titled measures of other companies.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 5:00 p.m. ET today, May 7, 2024, to discuss its financial results. The live conference call can be accessed by dialing 1-800-225-9448 or 1-203-518-9708 and using conference ID “Motor”. Alternatively, participants may access the live webcast on the Motorsport Games Investor Relations website at https://ir.motorsportgames.com under “Events.”

About Motorsport Games:

Motorsport Games, a Driven Lifestyle Group company, is a racing game developer, publisher and esports ecosystem provider of official motorsport racing series. Combining innovative and engaging video games with exciting esports competitions and content for racing fans and gamers, Motorsport Games strives to make racing games that are authentically close to reality. The Company is the officially licensed video game developer and publisher for iconic motorsport racing series including the 24 Hours of Le Mans and the FIA World Endurance Championship, recently releasing Le Mans Ultimate in Early Access. Motorsport Games also owns the industry leading rFactor 2 and KartKraft simulation platforms. rFactor 2 also serves as the official sim racing platform of Formula E, while also powering F1 Arcade through a partnership with Kindred Concepts. Motorsport Games is also an award-winning esports partner of choice for the 24 Hours of Le Mans, creating the renowned Le Mans Virtual Series. Motorsport Games is building a virtual racing ecosystem where each product drives excitement, every esports event is an adventure, and every race inspires.

For more information about Motorsport Games visit: www.motorsportgames.com.

Forward-Looking Statements

Certain statements in this press release, the related conference call and webcast which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements or information in this press release, the related conference call and webcast that are not statements or information of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: (i) the Company’s future business, future results of operations and/or financial condition; (ii) new or planned products, features, events or other offerings and the anticipated timing of launching such products, features, events and offerings; (iii) the Company’s plans, expectations, anticipations and beliefs relating to its Le Mans Ultimate game, such as plans and expectations relating to the development of future downloadable content (“DLC”) and features for the Le Mans Ultimate game, including a Co-Operative feature and content based on the Centenary of Le Mans, as well as expected timing of the release of such DLCs and new features, plans to release a console port of Le Mans Ultimate, the belief that Le Mans Ultimate could be a valuable gaming franchise and has strong potential with a passionate fanbase and an innovative game experience that the Company plans to build upon in future updates, expectations relating to the marketing window during the 24 Hours of Le Mans race to be held in June 2024, including the anticipation that such marketing window will be further amplified by the visibility that Automobile Club de l’Ouest is expected to provide, plans to bring a tiered subscription service to the Le Mans Ultimate game leveraging the RaceControl platform and expectations of a gradual ramp up of subscriptions, and the belief that premium paid content will offset the cost of ongoing development and broaden the appeal and uniqueness of the title; (iv) the Company’s expectations relating to its new licensing agreement relating to the British Touring Car Championship (the “BTCC”), including expectations that it will lead to the Company’s release of official BTCC DLCs for rFactor 2; (v) the Company’s expectations relating to potential partnerships with service providers to come onboard to the Company’s ecosystem, which could provide another source of revenue for the Company’s business and elevate its ecosystem to be best-in-class; (vi) the Company’s goal to be a developer and publisher of racing and driving titles of the future, all connected to its owned ecosystem, which the Company believes will positively differentiate its entertainment offering versus the industry competitors of today; (vii) the Company’s belief that it has several potential near-term revenue opportunities that are additive to its core focus; (viii) the expected future impact of implementing management strategies and the impact of other industry trends; and (ix) the Company’s liquidity and capital requirements, including, without limitation, the Company’s ability to continue as a going concern, the Company’s belief it will not have sufficient cash on hand to fund its operations over the next year based on the cash and cash equivalents available as of April 30, 2024 and the Company’s average cash burn, the Company’s belief that additional funding will be required in order to continue operations, and the Company’s plans to address its liquidity short fall, including its exploration of several options, including, but not limited to: additional funding in the form of potential equity and/or debt financing arrangements or similar transactions; other strategic alternatives for its business, including, but not limited to, the sale or licensing of the Company’s assets in addition to its recent sale of its NASCAR license; and further cost reduction and restructuring initiatives.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside of the Company’s control and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) difficulties, delays or less than expected results in achieving the Company’s growth plans, objectives and expectations, such as due to decreased sales of the Company’s products due to the disposition of key assets, further changes in the Company’s product roadmap, the Company’s inability to deliver new products and/or new content or features for existing products, a slower than anticipated economic recovery and/or the Company’s inability, in whole or in part, to continue to execute its business strategies and plans, such as due to less than anticipated customer acceptance of its new game titles and/or less than anticipated benefits from its future technologies, the Company experiencing difficulties or the inability to launch its games as planned, less than anticipated performance of the games impacting customer acceptance and sales and/or greater than anticipated costs and expenses to develop and launch its games, including, without limitation, higher than expected labor costs, the Company’s inability to establish partnerships with additional service providers to come onboard to the Company’s ecosystem and, in addition to the factors set forth in (ii) through (vi) below, the Company’s continuing financial condition and ability to obtain additional debt and/or equity financing to meet its liquidity requirements, such as the going concern qualification on the Company’s annual audited financial statements posing difficulties in obtaining new financing on terms acceptable to the Company, or at all; (ii) difficulties, delays in or unanticipated events that may impact the timing and scope of new or planned products, features, events or other offerings; (iii) less than expected benefits from implementing the Company’s management strategies and/or adverse economic, market and geopolitical conditions that negatively impact industry trends, such as significant changes in the labor markets, an extended or higher than expected inflationary environment, a higher interest rate environment, tax increases impacting consumer discretionary spending and/or quantitative easing that results in higher interest rates that negatively impact consumers’ discretionary spending, or adverse developments relating to the ongoing war between Russia and Ukraine; (iv) greater than anticipated negative operating cash flows such as due to higher than expected development costs, higher interest rates and/or higher inflation, or failure to achieve the expected savings under any cost reduction and restructuring initiatives; (v) difficulties and/or delays in resolving the Company’s liquidity and capital requirements due to reasons including, without limitation, difficulties in securing funding that is on commercially acceptable terms to the Company or at all, such as the Company’s inability to complete in whole or in part any potential debt and/or equity financing transactions or similar transactions, any inability to achieve cost reductions, including, without limitation, those which the Company expects to achieve through any cost reduction and restructuring initiatives, as well as any inability to consummate one or more strategic alternatives for the Company’s business, including, but not limited to, the sale or licensing of the Company’s assets, and/or less than expected benefits resulting from any such strategic alternative; and/or (vi) difficulties, delays or the Company’s inability to successfully complete any cost reduction and restructuring initiatives, in whole or in part, which could result in less than expected operating and financial benefits from such actions, as well as delays in completing any cost reduction and restructuring initiatives, which could reduce the benefits realized from such activities; higher than anticipated restructuring charges and/or payments and/or changes in the expected timing of such charges and/or payments; and/or less than anticipated annualized cost reductions from any cost reduction and restructuring initiatives and/or changes in the timing of realizing such cost reductions, such as due to less than anticipated liquidity to fund such activities and/or more than expected costs to achieve the expected cost reductions.

Factors other than those referred to above could also cause the Company’s results to differ materially from expected results. Additional examples of such risks and uncertainties include, but are not limited to: (i) the Company’s ability (or inability) to maintain existing, and to secure additional, licenses and other agreements with various racing series; (ii) the Company’s ability to successfully manage and integrate any joint ventures, acquisitions of businesses, solutions or technologies; (iii) unanticipated operating costs, transaction costs and actual or contingent liabilities; (iv) the ability to attract and retain qualified employees and key personnel; (v) adverse effects of increased competition; (vi) changes in consumer behavior, including as a result of general economic factors, such as increased inflation, higher energy prices and higher interest rates; (vii) the Company’s inability to protect its intellectual property; and/or (vii) local, industry and general business and economic conditions.

Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, its Quarterly Reports on Form 10-Q filed with the SEC during 2024, as well as in its subsequent filings with the SEC. The Company anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. The Company assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing the Company’s plans and expectations as of any subsequent date.

Website and Social Media Disclosure

Investors and others should note that we announce material financial information to our investors using our investor relations website (ir.motorsportgames.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media and blogs, to communicate with our investors and the public about our company and our products. It is possible that the information we post on our websites, social media and blogs could be deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the websites, social media channels and blogs, including the following (which list we will update from time to time on our investor relations website):

Websites	Social Media
motorsportgames.com	Twitter: @msportgames
Instagram: msportgames
Facebook: Motorsport Games
LinkedIn: Motorsport Games

The contents of these websites and social media channels are not part of, nor will they be incorporated by reference into, this press release.

Contacts:

Investors:

Investors@motorsportgames.com

Media:

PR@motorsportgames.com

Appendix:

The following tables provide a comparative summary of the Company’s financial results for the periods presented:

MOTORSPORT GAMES INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2024	2023
Revenues	$3,029,036	$1,729,355
Cost of revenues	666,627	1,248,736
Gross profit	2,362,409	480,619

Operating expenses:
Sales and marketing [1]	250,386	618,410
Development [2]	1,063,357	2,397,134
General and administrative [3]	2,190,266	2,779,110
Depreciation and amortization	73,724	97,354
Total operating expenses	3,577,733	5,892,008
Loss from operations	(1,215,324)	(5,411,389)
Interest expense	(30,882)	(199,120)
Other (expense) income, net	(437,192)	351,317
Net loss	(1,683,398)	(5,259,192)
Less: Net loss attributable to non-controlling interest	(48,648)	(158,245)
Net loss attributable to Motorsport Games Inc.	$(1,634,750)	$(5,100,947)

Net loss attributable to Class A common stock per share:
Basic and diluted	$(0.60)	$(2.33)

Weighted-average shares of Class A common stock outstanding:
Basic and diluted	2,722,728	2,192,155

[1]	Includes related party expenses of $0 and $17,076 for the three months ended March 31, 2024 and 2023, respectively.
[2]	Includes related party expenses of $0 and $15,488 for the three months ended March 31, 2024 and 2023, respectively.
[3]	Includes related party expenses of $81,217 and $92,045 for the three months ended March 31, 2024 and 2023, respectively.